UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Aflac Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-11671000
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1932 Wynnton Road Columbus, Georgia	31999
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-181089

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
5.50% Subordinated Debentures due 2052	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None	None
(Title of Class)	(Name of Exchange)

Item 1. Description of Registrant’s Securities to be Registered

For a description of the Registrant’s 5.50% Subordinated Debentures due 2052 (the “Debentures”) to be registered hereunder, reference is made to the information under the heading “General Description of Debt Securities” and “Description of Debt Securities” in the Prospectus, dated May 1, 2012, constituting a part of the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-181089), as supplemented by the information under the heading “Description of the Debentures” in the Registrant’s Prospectus Supplement filed pursuant to Rule 424(b)(2) on September 21, 2012, which information is hereby incorporated herein by reference and made part of this Registration Statement on Form 8-A in its entirety.

Item 2. Exhibits

4.1*	Subordinated Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

4.2*	First Supplemental Indenture between the Company and the Trustee.

4.3*	Form of Debenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: September 24, 2012

Aflac Incororated

By:	/s/ June P. Howard
(June P. Howard)
Title:	Senior Vice President, Financial Services Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

4.1*	Subordinated Indenture between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

4.2*	First Supplemental Indenture between the Company and the Trustee.

4.3*	Form of Debenture.

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

4